             Chase Manhattan Bank Revolving Home Equity Loan 1995-1
                         Statement to Certificateholders
                                 March 15, 1999


                           DISTRIBUTION IN DOLLARS

              ORIGINAL           PRIOR                                                   REALIZED  DEFERRED       CURRENT
                FACE           PRINCIPAL                                                                         PRINCIPAL
 CLASS          VALUE           BALANCE         INTEREST       PRINCIPAL       TOTAL      LOSSES   INTEREST       BALANCE
  A1        357,735,172.00   182,378,880.31     697,599.22   4,676,829.11   5,374,428.33   0.00      0.00      177,702,051.20
  A2         40,000,000.00    20,392,613.82      79,990.03     522,937.58     602,927.61   0.00      0.00       19,869,676.24
  SI          8,117,044.50     8,106,307.19      56,322.77           0.00      56,322.77   0.87      0.00        8,106,306.32
   R                  0.00             0.00     647,632.38           0.00     647,632.38   0.00      0.00                0.00
TOTALS      405,852,216.50   210,877,801.32   1,481,544.40   5,199,766.69   6,681,311.09   0.87      0.00      205,678,033.76


                FACTOR INFORMATION PER $1000 OF ORIGINAL FACE

                                                                                                 PASS-THROUGH
                                                                                                    RATES
             PRIOR                                           CURRENT                               CURRENT
           PRINCIPAL                                        PRINCIPAL                    CLASS    PASS-THRU
 CLASS      FACTOR       INTEREST  PRINCIPAL   TOTAL          FACTOR                                RATE
   A1      509.8153455   1.950044  13.073439   15.023483   496.7419060                   A1      5.100000 %
   A2      509.8153455   1.999751  13.073440   15.073190   496.7419060                   A2      5.230000 %
   SI      998.6771897   6.938827   0.000000    6.938827   998.6770825                   SI      0.000000 %
 TOTALS    519.5925826   3.650453  12.811971   16.462424   506.7806098

      IF THERE ARE ANY QUESTIONS OR PROBLEMS WITH THIS STATEMENT, PLEASE =
                    CONTACT THE ADMINISTRATOR LISTED BELOW:
                                 Paulina Jacome
             The Chase Manhattan Bank - Structured Finance Services
                         450 W. 33rd Street, 14th Floor,
                            New York, New York 10001
                               Tel: (212) 946-7765
                         Email: paulina.jacome@chase.com

 [Image]    (Copyright) COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

             Chase Manhattan Bank Revolving Home Equity Loan 1995-1
                                 March 15, 1999

 Sec. 4.01(i)       Principal Collections received during the Collection Period        5,199,739.30

                    Interest Collections received during the Collection Period         1,568,706.67

 Sec. 4.01(iii)                Floating Allocation Percentage                           96.194400 %

                                 Fixed Allocation Percentage                            98.000000 %

 Sec. 4.01(iv)            Investor Certificate Interest Collections                    1,423,674.32

 Sec. 4.01(v)            Investor Certificate Principal Collections                    8,095,226.40

 Sec. 4.01(vi)                   Seller Interest Collections                              56,322.77

                                 Seller Principal Collections                                  0.00

 Sec. 4.01(xi)            Accelerated Principal Distribution Amount                            5.29

                   Accelerated Principal Distribution Amount Actually Distributed              5.29

 Sec. 4.01(xiii)            Amount Required to be Paid by Seller                               0.00

                           Amount Required to be Paid by Servicer                              0.00

 Sec. 4.01(xiv)                                 Servicing Fee                             88,709.58

                              Accrued and Unpaid Servicing Fees                                0.00

 Sec. 4.01(xv)        Liquidation Loss Amounts (Net of Charge Off Amounts)                    22.97

                                          Charge Off Amounts                                   0.00

                    Charge Off Amounts allocable to Investor Certificateholders                0.00

 Sec. 4.01(xvi)       Pool Balance as of end of preceding Collection Period          212,902,986.28

                    Pool Balance as of end of second preceding Collection Period     219,218,132.90

 Sec. 4.01(xvii)                             Invested Amount                         199,600,983.15

 Sec. 4.01(xix)    Additional Balances created during the previous Collection Period           0.00

 Sec. 4.01(xxi)            Has a Rapid Amortization Event Occurred?                              NO

 Sec. 4.01(xxii)              Has an Event of Default Occurred?                                  NO

 Sec. 4.01(xxiii)     Amount Distributed to Credit Enhancer per 5.01(a)(1)                10,701.80

                      Amount Distributed to Credit Enhancer per 5.01(a)(6)                     0.00

                         Unreimbursed Amounts Due to Credit Enhancer                           0.00

 Sec. 4.01(xxiv)          Guaranteed Principal Distribution Amount                             0.00

 Sec. 4.01(xxv)                Credit Enhancement Draw Amount                                  0.00

 Sec. 4.01(xxvi)         Amount Distributed to Seller per 5.01(a)(10)                    635,355.88

 Sec. 4.01(xxvii)                                 Maximum Rate                             8.2405 %

                               Weighted Average Net Loan Rate                              8.2405 %

 [Image]     (Copyright) COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

              Chase Manhattan Bank Revolving Home Equity Loan 1995-1
                                  March 15, 1999

 Sec. 4.01(xxviii)         Minimum Seller Interest                  4,154,064.48

 [Image]     (Copyright) COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

              Chase Manhattan Bank Revolving Home Equity Loan 1995-1
                                 March 15, 1999

 Sec. 4.01(xxix)            Required Servicer Advance                       0.00

                      Unreimbursed Required Servicer Advance                0.00

                     Required Servicer Advance Reimbursement                0.00

 Sec. 4.01(xxx)            Spread Account Requirement               3,538,981.41

                     Amount on deposit in the Spread Account        3,538,981.41

                              Spread Account Deposit                   12,276.50

                            Spread Account Withdrawal                  12,276.49

                                                 Delinquencies

                                     Group 1
             Period        Number  Principal Balance    Percentage
             31-60 days    60      2,024,391.85         0.97 %
             61-90 days    11      388,558.32           0.19 %
             91-120 days   2       38,657.75            0.02 %
             121+ days     22      1,001,939.35         0.48 %
             Total         95      3,453,547.27         1.66 %

                                           Loans in Foreclosure

                                     Group 1
                     Number     Principal Balance   Percentage
                          0                  0.00       0.00 %

                                                  Loans in REO

                                     Group 1
                     Number     Principal Balance   Percentage
                          0                  0.00       0.00 %

 [Image]     (Copyright) COPYRIGHT 1999, CHASE MANHATTAN CORPORATION